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                                   A Partnership of Incorporated Professionals
DAVIDSON & COMPANY -------Chartered  Accountants------------------------------







                          INDEPENDENT AUDITORS' CONSENT




We consent to the use in the Registration Statement of Normark Ventures Corp. on Form SB-2 of our Auditors' Report, dated June 18, 2001, on the balance sheet of Normark Ventures Corp. as at April 30, 2001, and the related statements of operations, stockholders' equity, and cash flows and for the period from incorporation on July 27, 2000 to April 30, 2001.

In addition, we consent to the reference to us under the heading "Experts" in such Registration Statement.




                                                          /s/ DAVIDSON & COMPANY


Vancouver, Canada                                         Chartered Accountants

November  14,  2001

                          A Member of SC INTERNATIONAL
                          ============================

    1200 - 609 Granville Street, P.O. Box 10372, Pacific Centre, Vancouver, BC,
                                 Canada, V7Y 1G6
                  Telephone (604) 687-0947  Fax (604) 687-6172